      As filed with the Securities and Exchange Commission on May 4, 1999

                                           Registration Statement No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              -------------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              -------------------
                              MapQuest.com, Inc.
            (Exact name of registrant as specified in its charter)

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
          Delaware                                 7374                                 363949110
(State or other jursidiction of       (Primary Standard Industrial         (I.R.S. Employer Identification No.)
 incorprationoor organization)         Classification Code Number)
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          MapQuest.com, Inc.            Michael J. Mulligan, Chief Executive
          3710 Hempland Road                           Officer
         Mountville, PA 17554                    MapQuest.com, Inc.
            (717) 285-8500                       3710 Hempland Road
                                                Mountville, PA 17554
                                                   (717) 285-8500

   (Address, including zip code, and     (Name, address, including zip code,
telephone number, including area code,  and telephone number, including area
  of registrant's principal executive        code, of agent for service)
               offices)
                              -------------------

                                  Copies to:

        James B. Carlson, Esq.                 Alexander D. Lynch, Esq.
         Mayer, Brown & Platt                   Alan P. Blaustein, Esq.
            1675 Broadway                   Brobeck, Phleger & Harrison LLP
         New York, NY 10019                         1633 Broadway
           (212) 506-2500                        New York, NY 10019
                                                    (212) 581-1600

                              -------------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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                                        Proposed Maximum
       Title of Each Class of          Aggregate Offering         Amount of
    Securities to be Registered           Price(1)(2)          Registration Fee
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
Common Stock ($0.001 par value per
 share).............................      $74,060,000               $1,471
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(1) The Company has granted to the Underwriters a 30-day option to purchase additional shares of Common Stock solely to cover over-allotments, if any.

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

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The information in the Registration Statement on Form S-1 filed by MapQuest.com, Inc. with the Securities and Exchange Commission (File No. 333-72667) pursuant to the Securities Act of 1933 is incorporated by reference into this Registration Statement.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amended registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountville, State of Pennsylvania, on May 4, 1999.

                                          MAPQUEST.COM, INC.

                                                  /s/ Michael J. Mulligan
                                          By: _________________________________
                                                 Michael J. Mulligan Chief
                                                     Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, as amended, this amended registration statement has been signed by the following persons in the capacities and on May 4, 1999.

             Signatures                             Title

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
                  *                       Chief Executive Officer (Principal
-------------------------------------      Executive Officer) and Chairman
         Michael J. Mulligan

                  *
                                          Chief Financial Officer and Vice
-------------------------------------      President, Finance
            James Thomas                   and Administration and Secretary
                                           (Principal
                                           Financial Officer and Principal
                                           Accounting Officer)

                  *                       Director
-------------------------------------
          Robert McCormack

                  *                       Director
-------------------------------------
            John Moragne

                  *                       Director
-------------------------------------
             Daniel Nova

                  *                       Director
-------------------------------------
         Carlo von Schroeter

                  *                       Director
-------------------------------------
          C. Richard Allen
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         /s/ Michael J. Mulligan
By: ______________________________________
   Michael J. Mulligan Attorney-in-Fact

                                 EXHIBIT INDEX

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
 5.1 Opinion of Mayer, Brown & Platt as to the validity of the securities being offered (incorporated by reference to Exhibit 5.1 to Registration Statement 333-72667).
 23.1 Consent of Mayer, Brown & Platt (included in Exhibit 5.1 hereto).
 23.2 Consent of Ernst & Young LLP
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